U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 3, 2005

AMERICAN SCIENCE AND ENGINEERING, INC.

(Exact Name Of Registrant As Specified In Its Charter)

MASSACHUSETTS

(State or Other Jurisdiction of Incorporation)

1-6549	04-2240991
(Commission File Number)	(I.R.S. Employer Identification No.)

829 MIDDLESEX TURNPIKE, BILLERICA, MASSACHUSETTS	01821
(Address of Principal Executive Offices)	(Zip Code)

(978) 262-8700

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 3, 2005, we granted 99 restricted shares of common stock and 6090 stock options to Mark Thompson, who was elected to our Board of Directors on that date, as described in Item 5.02 below.  These awards were made under our 2003 Non-Employee Director Stock Plan.  The shares will vest and become unrestricted, and the options will vest and become exercisable, upon the first anniversary of the grant date.

ITEM 5.02.            DEPARTURE OF DIRECTORS OR PRINCIPLE OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On November 3, 2005, Mark Thompson was elected to our Board of Directors.  The Press Release announcing Mr. Thompson’s election is included as Exhibit 99.1 to this report.  Our Board of Directors has not yet determined the Committees of the Board to which Mr. Thompson will or is expected to be named.

ITEM 9.01 EXHIBITS.

Exhibit Number	Description

99.1	Press Release dated November 8, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 10, 2005	AMERICAN SCIENCE AND ENGINEERING, INC.

	By:	/s/ Anthony R. Fabiano
Anthony R. Fabiano
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of the Company dated November 8, 2005.